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EXHIBIT 10

                      DEVELOPMENT AGREEMENT


     Agreement made and entered this 30th day of January, 2001 by and between Andrew Limpert, or a successor entity as provided below, of 22 East 100 South, Fourth Floor, Salt Lake City, Utah, 84111("Limpert") with Michael Christensen, or a successor entity as provided below, of 764 East 8236 South, Sandy, Utah, 84094 ("Christensen"), as entered in Salt Lake County, State of Utah. Whenever both Limpert and Christensen are collectively referred to in this Agreement they may be designated as the "Parties".

                            RECITALS

     WHEREAS, Limpert is engaged in providing consulting services related to business, financial planning and capital formation;

      WHEREAS, Christensen is engaged in start-up activities related to forming and mass marketing a business to develop leads related to mortgage based financing and refinancing, including debt consolidation, and then reselling such leads to various financial companies for a fee on a commercial basis;

      WHEREAS, Limpert is able and willing to supply or refer financial consulting, capital referral and business management expertise and personnel to assist Christensen in the development of his business concept, services and technology;

      WHEREAS,  Christensen is desirous of obtaining the  capital
formation,   referral   services  and  other   business   related
consulting services from Limpert upon the terms of this Agreement and for the consideration recited herein;

      WHEREAS, Christensen is planning on completing an initial private placement or public offering of the securities of the corporate entity to be formed in an amount up to $200,000 through a stock offering (the "offering");

      WHEREAS, both Limpert and Christensen intend to assign all right, title, interest and obligation created in their names under this Agreement to successor business entities and each party agrees to such future assignment and novation of each others individual rights and obligations;

      NOW THEREFORE; the parties mutually agree and covenant as follows.

                           WITNESSETH

1.0 Consideration. This Agreement is fully and adequately supported by the anticipated financial and business consulting services to be provided by Limpert, or business entity assign, in consideration for the shares of stock to be received by Limpert in the entity to be created by Christensen; and, independently, by the mutual covenants and promises contained herein.

2.0 Capital Formation Services. Limpert will advise Christensen on the processes and potential sources of capital for a start-up enterprise and the basic structure and requirements for raising such funds. Without commitment or obligation, Limpert will introduce Christensen to various third party experts who may assist in raising capital or completing services related to capital formation to include, though not limited to, attorneys, accountants, venture capitalist, finders, in vestment bankers, underwriters and like experts.

3.0 Share Consideration. Limpert will receive shares, or other equities offered, equal to thirty per cent (30%) of all shares or other equities to be outstanding upon the formation of the Christensen successor entity. Christensen agrees and acknowledges that his successor entity will most likely be engaging in a self underwriting in the sale of its securities to third parties, whether referred by Limpert or otherwise; and, therefore, is not treating Limpert as a broker/dealer, underwriter or placement agent for this anticipated offering and considers the arrangement with Limpert to be exclusively the payment of stock for developmental and consulting services. It is mutually agreed and understood between the parties that the initial financing of Christensen shall remain open for not less than 180 days from the date of this Agreement, unless earlier subscribed.

4.0 General Business Consulting. At the request of Christensen, and for 24 months from the date of this Agreement, Limpert shall provide to Christensen, or business assign, general business consulting services to include, though not necessarily limited to, such areas as personnel management, marketing, product development and distribution, general management structure and general financial planning services. No additional compensation, other than the vesting of shares described by this Agreement, shall be paid for such services or the availability of such services.

5.0 Board of Directors Appointment. For 24 months from the date of this Agreement, Limpert shall be entitled to the appointment of a Board Member to the Board of Directors of any corporation founded or organized by Christensen to further the purposes of his business concept described by this Agreement. Limpert, or his appointee, shall serve in the normal capacity of an outside Director and shall be liable, after initial appointment, to shareholder vote and ratification in the same manner as other directors of the Company as provided for that particular directorship term. Provided, however, that Christensen or assigns shall nominate and indicate that such Director is a management nominee and shall urge shareholders to vote in favor of such nominee. Provided, further, that if at any time the majority of the Board of Directors of the Christensen entity to be formed requests a substitute or replacement Director be appointed for Limpert, or any successor or assign of Limpert, Limpert shall comply and substitute a replacement Board member upon Limperts or his successors requested resignation. Christensen agrees to use its best efforts to obtain Officer and Director indemnity and liability insurance coverage for all Directors and Officers of the anticipated Company.

6.0  Representation as to Shares and Anti-Dilution Provisions.

       6.1 Christensen represents and agrees that it will initially have authorized fifty million shares of common stock (50,000,000) and that there will be initially issued and outstanding to the founders the sum of 360,000 shares, constituting all of the issued and outstanding shares, except for 150,000 shares issued to Limpert.

      6.2 Subsequent to the shares to be issued to Limpert under this Agreement, it is further agreed that Limpert will have pre-emptive rights to acquire any subsequently issued shares, debentures, or other securities or rights convertible into shares or other equities, including all stock rights and warrants, as necessary to maintain his existing 30% sharehold ownership percentage interest upon terms equivalent to the most favorable price at which any subsequent securities or option rights are sold or placed, or options exercised in the sale or placement of shares, to management of any entity formed by or through Christensen as described by this Agreement. Further, no shares or option rights shall be issued to management on terms more favorable than those available to Limpert as to any subsequent financing or reorganization activity.

      7.0 Transfer of Patent and Related Interests. As a necessary term and condition of this Agreement, Christensen has agreed that he has caused, or will cause, to be fully transferred from certain individuals to any entity created by Christensen under this Agreement, any and all patent rights, software, licenses, proprietary and marketing interests, technology and procedures, contracts, trademarks or copyrights, whether pending or awarded, or services or technology described by the business purpose of the proposed business entity to be formed by
Christensen under this Agreement. No warranty of any such licenses, patents, trademarks services, software technology or other proprietary interests are asserted to exist; and, if existing as of the date of this Agreement, they will be more fully described and set-out in an attached Exhibit "A."

      8.0 Management. The new Board, as constituted pursuant to this Agreement, will promptly seek to appoint a full-time CEO and other appropriate officers in the corporation. The interim CEO and President shall be Mr. Greg Willits. The Board will also move to retain such other experts as may be necessary to initial business activities and to complete the offering at the earliest date possible.

      9.0   Undertaking  and  Warranties of  Christensen.   As  a
necessary term and condition under this Agreement, Christensen represents and warrants to Limpert as follows:

     9.1 Christensen will form a corporation in good standing in accordance with the terms of this Agreement.

      9.2 The Christensen entity will not have any outstanding debts or obligations other than in the ordinary course of business and all such anticipated debts and obligations, if any, will be out in a Schedule B attached hereto incorporated by this reference.

      9.3 The Christensen entity will not be involved in any litigation, administrative proceedings, governmental investigation or other type of civil, criminal or administrative process, which may adversely effect its valuation or business operations.
      9.4 The Christensen entity will complete all required tax and business filings as of the time formed.

     9.5 Christensen does not require any third party consent or advise to enter into this Agreement and this Agreement does not violate or abrogate any undertakings or contractual obligations made by Christensen in any manner or as to the assets transferred. There are no intended third party beneficiaries of this Agreement.

     9.6 Christensen is not aware of any adverse claims, charges or causes of action which would adversely effect the financial condition, business operations or ability of him or any substituted entity to enter into and perform under the terms of this Agreement.

      9.7 The unaudited accounting statements attached to this Agreement by Christensen, fully and fairly represent the financial condition and present the financial status of the assets or interest to be transferred including all notes thereto.

      10.0 No Agency Relationship. This Agreement shall not create any partnership relationship or general agency between the Parties. Specifically, and not in limitation of the foregoing, Limpert shall not execute or enter/into any agreement, understanding or obligation for or on behalf of Christensen. Further, Christensen will exclusively make all final investment, suitability and qualification decisions for any prospective investor referred by Limpert.

     11.0 Miscellaneous:

      11.1 This Agreement shall be fully applied and construed in accordance with Utah law. Should any action be brought to enforce any term or provision of this Agreement or to make any claim under the Agreement, such action will be brought in a court of general jurisdiction within Salt Lake County, State of Utah.

      11.2 This Agreement shall be binding upon or inure to the benefit of any successor or assign of either party hereto.

      11.3  This  Agreement  constitutes  a  complete  and  fully integrated  contract  between the Parties  such  that  no  parole evidence shall be admissible to interpret or apply this Agreement. Any amendment to this Agreement shall be in writing and signed by both parties and attached to this Agreement.

     11.4 Should any term or provision of this Agreement be found void or voidable, the balance should be given reasonable application and enforced so far as possible. In like manner, should there be any uncertainty or ambiguity arising out of any error in syntax, grammar, spelling, usage or gender, a reasonable application and interpretation of such term shall be used to complete the intent of this Agreement.

      11.5 Should any action at law or equity be necessary to enforce any term or provision of this Agreement or protect any rights, the prevailing party shall be entitled to any reasonable cost of court and attorney fees incurred in such action and any determined damages shall bear interest at the rate of 12% per annum from the date of loss.

     11.6 Time is of the essence of this Agreement.

      11.7 The Recitals shall be interpreted as a necessary term or provision of this Agreement.

      11.8 Any person signing below represents that his actions will be fully and duly authorized by majority resolution of his respective Board of Directors of any entity to be formed.

       11.9  Christensen  and  Limpert  agree  that  Limpert  and
Christensen, without prior notice or consent of each other, contemplate transferring all of their respective rights, title, interest, services and obligations described by this Agreement to a new business entities in which each will have a management position and will have not less than a twenty-five (25%) ownership interest. Notice of any such assignment will be promptly communicated to the other party along with the address and other contact information and a copy shall be attached to this Agreement as an addendum. Both agree such assignment shall constitute a novation of all obligations and liabilities of each party under this Agreement in favor of the new entities.

Dated the day and date first above written.




Andrew Limpert                     Michael Christensen














Mortgage/ChristensenAGRE